Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF "CARRIEREQ, INC." TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "CARRIEREQ, INC." TO "CARRIER EQ, LLC", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MAY, A.D. 2020, AT 5:19 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5940252 8100V
SR# 20204368611

Authentication: 202979982
Date: 05-22-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:19 PM 05/21/2020
FILED 05:19 PM 05/21/2020
SR 20204368611 - File Number 5940252

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

It is hereby certified that:

1) The jurisdiction where the Corporation first formed is Delaware.

2) The jurisdiction immediately prior to filing this Certificate is Delaware.

3) The date the Corporation first formed is January 19, 2016.

4) The name of the Corporation immediately prior to filing this Certificate is CarrierEQ, Inc.

5) The name of the Limited Liability Company as set forth in the Certificate of Formation is Carrier EQ, LLC.

6) The conversion of the Corporation to the Limited Liability Company is to become effective upon the filing of this Certificate of Conversion with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on the 21st day of May 2020.

CARRIEREQ, INC.

By: Victor Santos
Name: Victor Santos
Title: Chief Executive Officer